As filed with the Securities and Exchange Commission on December 29, 2016

Registration No. 333-179002

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-5250881 (I.R.S. Employer Identification No.)

EuroSite Power Inc.

45 First Avenue

Waltham, Massachusetts 02451

 (Address of principal executive offices)

EuroSite Power Inc. 2011 Stock Incentive Plan

(Full title of the Plan)

Elias Samaras

Chief Executive Officer

EuroSite Power Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 522-6020

(Name, address and telephone number of agent for service)

Copy to:

C. Russel Hansen, Jr.
Chu, Ring & Hazel LLP
241 "A" Street
Boston, MA 02210
Tel: (617) 443-9800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-179002) filed by EuroSite Power Inc. (the “Registrant”) on January 13, 2012 (the “Registration Statement”) to register 4,500,000 shares of the Registrant’s common stock (the “Common Stock”) for issuance under its 2011 Stock Incentive Plan.

The Registrant has terminated the offering of Common Stock contemplated by the Registration Statement. Accordingly, pursuant to an undertaking made by the Registrant in the Registration Statement to withdraw and remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 29th day of December, 2016.

EUROSITE POWER INC.

By:	/s/ Elias Samaras
Elias Samaras, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on December 29, 2016.

Signature	Title	Date
/s/ Jacques de Saussure*	Chairman of the Board and Director	December 29, 2016
Jacques de Saussure

/s/ Elias Samaras	Director, Chief Executive Officer	December 29, 2016
Elias Samaras	(Principal Executive Officer)

/s/ Bonnie J. Brown	Chief Financial Officer	December 29, 2016
Bonnie J. Brown	(Principal Financial and Accounting Officer)

/s/ Ahmed F. Ghoniem*	Director	December 29, 2016
Ahmed F. Ghoniem

/s/ Marcel Cassard*	Director	December 29, 2016
Marcel Cassard

/s/ Stelios Zavvos*	Director	December 29, 2016
Stelios Zavvos

/s/ Joan Giacinti*	Director	December 29, 2016
Joan Giacinti

**By C. Russel Hansen, Jr., signed pursuant to a Power of Attorney dated December 27, 2016 included as Exhibit 24.1 hereto

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
24.1	Power of Attorney